582 Industrial Park Road, Bluefield, VA 24605-9364

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Phone 276.322.5467
www.mma1.com

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info@gmail.com

ENERGY & MINERAL RESOURCES

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HYDROGEOLOGY & GEOLOGY

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GEOPHYSICAL LOGGING SERVICES
CARBON MANAGEMENT

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EXPERT WITNESS TESTIMONY

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MINING ENGINEERING

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PETROLEUM ENGINEERING
CONSENT OF JOHN W. ECKMAN
I, John W. Eckman, CPG, PG, Senior Geologist of Marshall Miller & Associates, Inc.,
assisted in preparing the technical report summary identified below, dated February 18, 2022, relating to estimates of coal resources and reserves of Coronado Global Resources Inc. (the
“Company”) as of December 31, 2021 (the “Technical Report Summary”). Specifically, I
prepared and assisted in preparing the following portions of the Technical Report Summary:
1) Sections 6 through 11 (prepared) and Sections 1 through 4, 12 and 20 through 25
(assisted) of the Technical Report Summary entitled “Coronado Global Resources
Inc. (“Coronado”), Statement of Coal Resources and Reserves for the Logan County
Complex in Accordance with the JORC Code and United States SEC Standards as of
December 31, 2021 Central Appalachian Coal Basin West Virginia, USA.”
With respect to the portions of the Technical Report Summary that I prepared and assisted in preparing, I hereby consent to the filing with the Securities and Exchange Commission of the
Technical Report Summary as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) and to the incorporation by reference of the Technical Report Summary in the Company’s Registration Statements on
Form S-3 (No. 333-239730) and Form S-8 (Nos. 333- 236597 and 333-249566) (the
“Registration Statements”).
I hereby further consent to the inclusion or incorporation by reference in the Annual Report and the Registration Statements of references to my name (including status as an expert or qualified person (as defined in Item 1300 of Regulation S-K)) and the information derived from the portions of the Technical Report Summary that I prepared and assisted in preparing, including any quotation therefrom or summarization thereof.
/s/ John W. Eckman

Date:

February 18, 2022

Name: John W. Eckman